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                                                                   EXHIBIT 23.01

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated June 15, 1998, with respect to the financial statements of Sylvan Learning Systems, Inc. 401(k) Retirement Savings Plan included in this Annual Report (Form 10-K/A), as amended, for the year ended December 31, 1997.

REGISTRATION STATEMENTS ON FORM S-3

Registration Number     Date Filed
-------------------     ----------

33-92014                May 8, 1995
33-92852                May 30, 1995
333-1674                February 26, 1996
333-16111               November 14, 1996
333-21261               February 6, 1997
333-26633               May 7, 1997
333-31273               July 15, 1997
333-39535               November 5, 1997
333-43355               December 29, 1997
333-46747               February 23, 1998
333-48997               March 31, 1998
333-50993               April 24, 1998

REGISTRATION STATEMENTS ON FORM S-8

Name                           Registration Number     Date Filed
----                           -------------------     ----------
1987 - 1991 Employee Stock
    Option Plan                33-77384               April 6, 1994

1993 Director Stock Option
    Plan                       33-77386               April 6, 1994

1993 Employee Stock
    Option Plan                33-77390               April 6, 1994

1993 Management Stock
    Option Plan                33-77388               April 6, 1994

1997 Employee Stock
    Purchase Plan             333-21963               February 18, 1997

/s/ Ernst & Young LLP
---------------------

Ernst & Young LLP

Baltimore, Maryland
June 29, 1998